                                                                      EXHIBIT 11

                               EARNINGS PER SHARE

                                                 THREE MONTHS     THREE MONTHS     NINE MONTHS      NINE MONTHS
                                                    ENDED            ENDED            ENDED            ENDED
                                                SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                     1996             1997             1996             1997
                                                --------------   --------------   --------------   --------------

Weighted average shares outstanding..........       2,141,250        8,454,690        2,141,250        8,453,023

Incremental effect of issuance
  of Convertible Preferred Stock
  within one year prior to an
  initial public offering at a price
  below the offering price
  (i.e. cheap stock).........................         937,500             ----          937,500             ----

Incremental effect of issuance of
  warrants and options within one
  year prior to an initial public offering
  with an exercise price below the
  offering price (i.e. cheap stock) based
  on the treasury stock method using
  the offering price.........................       1,745,769             ----        1,745,769             ----
                                                   ----------      -----------      -----------      -----------

                                                    4,824,519        8,454,690        4,824,519        8,453,023
                                                   ==========      ===========      ===========      ===========

Net loss attributable to common stock........      $ (590,697)     $(3,195,129)     $(2,297,698)     $(3,795,413)
                                                   ==========      ===========      ===========      ===========

Net loss per share...........................      $    (0.12)     $     (0.38)     $     (0.48)     $     (0.45)
                                                   ==========      ===========      ===========      ===========
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